CONTACTS

Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP GROWS $6.8 BILLION

January 16, 2007 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported increased assets, deposits and loans for the fourth quarter of 2006, announced Vernon W. Hill, II, Chairman.

2006 FINANCIAL HIGHLIGHTS

	Year Ended
	12/31/06	12/31/05	% Increase
	(dollars in millions, except per share data)
Total Assets:	$45,265	$38,466	18%
Core Deposits:	40,077	33,870	18%
Total (Net) Loans:	15,455	12,525	23%
Total Revenues:	$1,865.7	$1,596.4	17%
Net Income:	315.1	282.9	11%
Net Income Per Share:	$1.63	$1.61	1%

Chairman’s Statement

Commented Chairman Hill, “America’s #1 Bank Retailer again posted record results with core deposit growth of 18% and loan growth of 23%.”

Financial highlights for the year ended December 31, 2006 were:

•	Net loans grew $2.9 billion, or 23% , to $15.5 billion, increasing the loan-to-deposit ratio to 38%.

•	Deposit growth continues to drive the Company’s overall growth.

•	Core deposits grew $1.5 billion during the fourth quarter.

•	Core deposits increased $6.2 billion, up 18%, for the prior 12 months, while total deposits increased $6.6 billion, or 19%, for the prior 12 months.

•	Annualized total deposit growth per store was $17 million.

•	Comparable store core deposit growth per store was 17% for stores open one year or more.

•	Commercial core deposits grew 27% to $15.8 billion.

•	New York City core deposits increased to $6.3 billion, up 43%.

•	Deposit charges and service fees grew 32% during 2006.

•	Revenue grew 17% despite the difficult rate environment in 2006.

•	Net income was $315.1 million and net income per share was $1.63 for the year ended December 31, 2006.

•	Shareholder equity increased $507.8 million, or 22%, to $2.8 billion.

•	Book value per share grew 15% to $14.28

Expansion Plans

The Commerce growth model includes the opening of new stores in both existing and new markets, with a goal of increasing our store base by 15-20% a year.

•	During 2006, the Company opened 55 new stores, including 26 during the fourth quarter.

•	In 2007, the Company expects to open a total of +/- 65 stores, which will increase total stores to approximately 500. Openings are planned in the following markets:

Metro New York  30 +/-
Metro Philadelphia 5 +/-
Metro Washington 10 +/-
Southeast Florida 20 +/-

•	During the first quarter, the Company plans to open its first store in Miami-Dade County, Florida.

•	The Company presently has +/- 175 locations in various stages of land use approvals.

Despite the difficult interest rate environment, the Company has not altered its plans for continued store expansion.

The Commercial Bank
					Linked Quarter
	12/31/06	12/31/05	% Increase	9/30/06	$ Increase	% Increase
	(dollars in millions)
Commercial Core Deposits:	$15,768	$12,380	27%	$15,214	$554	4%
Commercial Loans:	9,988	7,993	25	9,274	714	8

Lending

Loans increased 23% to $15.6 billion from the fourth quarter of 2005, and the growth was widespread throughout all loan categories. On a linked quarter basis loans grew $909.6 million, or 6%.

Regional Loan Growth:

	12/31/06	12/31/05	$ Increase	% Increase	% of Total Growth
	(dollars in millions)
Metro New York	$7,935	$6,213	$1,722	28%	59%
Metro Philadelphia	7,009	6,056	953	16	32
Metro Washington	201	70	131	187	4
Southeast Florida	462	320	142	44	5

Total:	$15,607	$12,659	$2,948	23%	100%

Loan Composition:

	12/31/06	% of Total	12/31/05	% of Total	$ Increase	% Increase
	(dollars in millions)
Commercial	$4,236	27%	$3,299	26%	$937	28%
Owner-Occupied RE	2,846	18	2,402	19	444	18
Total Commercial	7,082	45	5,701	45	1,381	24
Consumer	5,619	36	4,666	37	953	20
Commercial Real Estate	2,906	19	2,292	18	614	27
Total Loans	$15,607	100%	$12,659	100%	$2,948	23%

The loan-to-deposit ratio was 38% at December 31, 2006.

Asset Quality

	Quarter Ended
	12/31/06	9/30/06	12/31/05

Non-Performing Assets/Assets	.12%	.11%	.09%
Net Loan Charge-Offs	.12%	.09%	.18%
Reserve for Credit Losses/Gross Loans	1.03%	1.05%	1.12%
Non-Performing Loan Coverage	317%	341%	407%
Non-Performing Assets/Capital	2%	2%	1%
and Reserves

Non-performing assets and loans past due 90 days at December 31, 2006 totaled $53.8 million or .12% of total assets, versus $35.3 million, or .09% of total assets a year ago.

Income Statement

	Three Months Ended			Year Ended
	12/31/06	12/31/05	% Increase	12/31/06	12/31/05	% Increase
	(dollars in thousands, except per share data)
Total Revenues:	$492,309	$397,523	24%	$1,865,661	$1,596,376	17%
Total Expenses:	363,174	320,893	13	1,355,761	1,146,380	18
Net Income:	78,663	46,938*	68	315,149	282,939*	11
Net Income Per Share:	$.40	$.26*	54	$1.63	$1.61*	1

* Includes non-recurring charges of $19.3 million, net of tax, in the fourth quarter of 2005.

Net income and net income per share increased 19% and 11%, respectively, for the fourth quarter, excluding non-recurring charges recorded in the fourth quarter of 2005.

Balance Sheet

					Linked Quarter
	12/31/06	12/31/05	% Increase	9/30/06	$ Increase	% Increase
	(dollars in millions)
Total Assets:	$45,265	$38,466	18%	$43,304	$1,961	5%
Total Loans (Net):	15,455	12,525	23	14,551	904	6
Core Deposits:	40,077	33,870	18	38,539	1,538	4
Total Deposits:	41,288	34,727	19	40,142	1,146	3

Shareholder Returns

December 31, 2006
	Commerce	S & P Index
1 Year	4%	16%
5 Years	14%	6%
10 Years	23%	8%

5-Year Growth Targets

	Average Annual Growth Targets	Last 5-Year Average Annual Growth	Actual 2006

Core Deposit Growth per Store (in millions):	$20	$21	$16
Core Deposits:	20%	31%	18%
Comp Store Deposits:	15 - 20	31	17
Total Revenue:	20	23	17
Net Income:	20	22	11
Net Income Per Share:	15 - 18	14	1

Deposit Growth

	12/31/06	12/31/05	$ Increase	% Increase
	(dollars in millions)
Core Deposits	$40,077	$33,870	$6,207	18%

Total Deposits	$41,288	$34,727	$6,561	19%

Regional Deposit Growth

Core deposit growth by region is as follows:

	# of Stores	12/31/06	12/31/05	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)
Northern New Jersey	141	$12,301	$10,666	$1,635	15%	$87	$12
New York City	56	6,308	4,418	1,890	43	113	39
Long Island/Westchester/CT	50	3,967	2,956	1,011	34	79	24
Metro New York	247	$22,576	$18,040	$4,536	25%	$91	$20
Metro Philadelphia	155	16,898	15,471	1,427	9	109	11
Metro Washington	17	308	66	242	367	18	27
Southeast Florida	9	295	293	2	1	33	-
Total Core Deposits	428	$40,077	$33,870	$6,207	18%	$94	$16
Total Deposits		$41,288	$34,727	$6,561	19%	$96	$17

Metro New York remains the Company’s largest and fastest growing market with core deposits of $22.6 billion, an increase of 25% over the fourth quarter of 2005, and an annualized core deposit growth per store of $20 million. This market is expected to continue to lead the deposit growth of the Company.

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 1 Year or More
	# of Stores	Comp Store Increase

Metro Philadelphia	148	9%
Northern New Jersey	127	12
New York City	47	44
Long Island/Westchester/CT	37	29
Metro Washington	7	329
Southeast Florida	7	-
Total	373	17%

Core Deposits

Core deposit growth by type of account is as follows:

	12/31/06	12/31/05	$ Increase	% Increase	4th Quarter Cost of Funds
	(dollars in millions)
Demand	$8,937	$8,020	$917	11%	0.00%
Interest Bearing Demand	16,853	13,287	3,566	27	3.58
Savings	10,445	9,451	994	11	2.72
Subtotal	36,235	30,758	5,477	18%	2.46%

Time	3,842	3,112	730	23	4.22
Total Core Deposits:	$40,077	$33,870	$6,207	18%	2.62%

Core deposit growth by type of customer is as follows:

	12/31/06	% Total	12/31/05	% Total	Annual Growth %
	(dollars in millions)
Consumer	$16,624	42%	$14,990	44%	11%
Commercial	15,768	39	12,380	37	27
Government	7,685	19	6,500	19	18

Total	$40,077	100%	$33,870	100%	18%

Net Income and Net Income Per Share

Net income totaled $78.7 million for the fourth quarter of 2006, compared to net income of $46.9 million for the fourth quarter of 2005. On a diluted per share basis, net income for the fourth quarter of 2006 was $.40 compared to $.26 for the fourth quarter of 2005.

For the year ended December 31, 2006, net income totaled $315.1 million, an 11% increase over net income of $282.9 million for the year ended December 31, 2005.

On a diluted per share basis, net income for the year ended December 31, 2006 was $1.63, which was slightly above $1.61 for the year ended December 31, 2005.

	Three Months Ended			Year Ended
	12/31/06	12/31/05	% Increase	12/31/06	12/31/05	% Increase
	(dollars in thousands, except per share data)
Net Income:	$78,663	$46,938*	68%	$315,149	$282,939*	11%
Net Income Per Share:	$.40	$.26*	54	$1.63	$1.61*	1
* Includes non-recurring charges of $19.3 million, net of tax, in the fourth quarter of 2005.

Net income and net income per share increased 19% and 11%, respectively, for the fourth quarter, excluding non-recurring charges recorded in the fourth quarter of 2005.

Total Revenues

	Three Months Ended			Year Ended
	12/31/06	12/31/05	% Increase	12/31/06	12/31/05	% Increase
	(dollars in thousands, except per share data)

Total Revenues	$492,309	$397,523	24%	$1,865,661	$1,596,376	17%
Revenue Per Share	$10.04	$8.70	15%	$9.63	$8.91	8%

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter totaled $325.7 million, a 9% increase over the $298.8 million recorded a year ago, despite the impact of the inverted yield curve. For the year ended December 31, 2006, the Company recorded net interest income of $1.3 billion, a 10% increase over the $1.1 billion earned in the year ended December 31, 2005. The increase in net interest income during the quarter and year ended December 31, 2006 was due to volume increases in interest earning assets resulting from the Company’s continued deposit growth.

The net interest margin for the fourth quarter of 2006 decreased slightly to 3.25%, compared to 3.27% for the third quarter of 2006, and down 27 basis points from the 3.52% margin for the fourth quarter of 2005. The year over year compression in net interest margin was caused by the difficult interest rate environment in 2006.

On a tax equivalent basis, the Company recorded $332.6 million in net interest income in the fourth quarter of 2006, an increase of $27.9 million or 9% over the fourth quarter of 2005. Net interest income on a tax equivalent basis of $1.3 billion was earned in the year ended December 31, 2006, an increase of $126.3 million or 11% over the year ended December 31, 2005.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued deposit growth. The Company’s continuing ability to grow deposits produces net interest income growth, despite rate compression caused by the current rate environment.

	Net Interest Income
December 2006 vs. 2005	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

Quarter	$55,855	($27,916)	$27,939	9%
Year	$254,375	($128,042)	$126,333	11%

Excluding the impact of the negative rate change, the Company’s net interest income would have increased 18% and 22% for the quarter and year ended December 31, 2006, respectively.

Non-Interest Income

Excluding net investment securities gains, non-interest income for the fourth quarter of 2006 increased to $163.9 million from $124.2 million a year ago, a 32% increase. Non-interest income for the year ended December 31, 2006 increased to $588.5 million from $456.8 million a year ago, a 29% increase. The increases in non-interest income are primarily attributable to the increases in deposit charges and service fees of 26% and 32% for the fourth quarter and year ended December 31, 2006, respectively.

The growth in non-interest income for the fourth quarter and the year ended December 31, 2006 is more fully depicted below:

	Three Months Ended			Year Ended
	12/31/06	12/31/05	% Change	12/31/06	12/31/05	% Change
	(dollars in thousands)

Deposit Charges & Service Fees	$102,840	$81,624	26%	$374,210	$282,692	32%
Other Operating Income:
Commerce Banc Insurance	19,819	18,137	9	83,525	76,216	10
Commerce Capital Markets	9,205	6,433	43	29,553	25,390	16
Loan Brokerage Fees	3,356	2,671	26	9,861	15,757	(37)
Other	28,721	15,359	87	91,307	56,769	61
Total Other Operating Income	61,101	42,600	43	214,246	174,132	23
Subtotal	$163,941	$124,224	32%	$588,456	$456,824	29%

Net Investment Securities Gains	2,697	(25,541)	-	2,697	(14,030)	-
Total Non-Interest Income	$166,638	$98,683	69%	$591,153	$442,794	34%

Non-Interest Expenses

Non-interest expenses for the fourth quarter of 2006 were $363.2 million, up 13% from $320.9 million a year ago. Non-interest expenses for the year ended December 31, 2006 were $1.4 billion, up 18% from $1.1 billion a year ago. The increases in non-interest expenses for the fourth quarter and year ended December 31, 2006 were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program. The Company remains focused on controlling costs while continuing to execute its growth model.

Investments

At December 31, 2006, total investments increased to $26.0 billion. The available for sale and held to maturity portfolios totaled $11.1 billion and $14.9 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, at December 31, 2006.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,163	$2,034	$3,197
Certificates (AAA Rated)
Collateralized Mortgage	9,114	10,633	19,747
Obligations (AAA Rated)
Obligations of State and	821	2,218	3,039
Political Subdivisions/Other
Total	$11,098	$14,885	$25,983

Duration (in years)	2.90	3.42	3.19
Average Life (in years)	5.14	5.39	5.28
Quarterly Average Yield	5.59%	5.29%	5.42%

At December 31, 2006, the after tax depreciation of the Company’s available for sale portfolio was $65.2 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended December 31, 2006 to the previous quarter ended September 30, 2006 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	12/31/06	9/30/06	$ Change	% Change
Total Assets	$45,264,760	$43,303,510	$1,961,250	5%
Total Loans (Net)	15,454,996	14,550,704	904,292	6
Core Deposits	40,076,568	38,538,568	1,538,000	4
Total Deposits	41,288,211	40,141,661	1,146,550	3
Total Revenues	492,309	472,527	19,782	4
Net Interest Income	325,671	321,970	3,701	1
Non-Interest Income	166,638	150,557	16,081	11
Non-Interest Expense	363,174	343,469	19,705	6
Net Income	78,663	79,669	(1,006)	(1)
Net Income Per Share	$.40	$.41	$(.01)	(2)

Capital Resources

Stockholders’ equity at December 31, 2006 increased to $2.8 billion, a $507.8 million increase, or 22% over stockholders’ equity of $2.3 billion at December 31, 2005.

Return on average stockholders equity (ROE) for the fourth quarter and year ended December 31, 2006 and 2005 is shown in the table below:
Three Months Ended		Year Ended
12/31/06	12/31/05	12/31/06	12/31/05
11.34%	8.67%	12.26%	14.90%

At December 31, 2006, the Company’s book value per share was $14.28, a 15% increase over the book value per share of $12.38 at December 31, 2005.

The Company’s capital ratios at December 31, 2006 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.22%	5.00%
Tier I	11.82%	6.00%
Total Capital	12.53%	10.00%

New Stores

During 2006, the Company added 55 new stores, including 26 in the fourth quarter, increasing the total stores to 428. During the last three years, the Company has added 158 of its 428 stores.

Stores opened during the fourth quarter were as follows:

Metropolitan New York

Location	County

Bayridge II	Brooklyn (NY)
Sunset Park	Brooklyn (NY)
Westbury II	Nassau (NY)
86th& Columbus	Manhattan (NY)
Morris Park	Manhattan (NY)
50th& Broadway	Manhattan (NY)
Schuylerville - Throgs Neck	Manhattan (NY)
Thornwood	Westchester (NY)

Hasbrouck Heights	Bergen (NJ)
Tenafly	Bergen (NJ)
Newark/NJ	Essex (NJ)
Jersey City	Hudson (NJ)
Tuckerton	Ocean (NJ)
Franklin/Rt 23	Sussex (NJ)

Norwalk/Westport	Fairfield (CT)

19th& Tilghman/Allentown	Lehigh(PA)

Metropolitan Philadelphia

Location	County

8th& Walnut	Philadelphia (PA)
Chestnut Hill	Philadelphia (PA)
Montgomeryville	Montgomery (PA)
Cheltenham Square	Montgomery (PA)

Metropolitan Washington, D.C.

Location	County

Clinton	Prince Georges (MD)
Rockville/Metro Park	Montgomery (MD)

Reston	Fairfax (VA)
Vienna	Fairfax (VA)
Woodbridge/Dumfries	Prince William (VA)

Southeastern Florida

Lauderhill	Broward (FL)

Other Matters

Commerce has been advised that an investigation is being conducted by the Office of the Comptroller of the Currency, in conjunction with the Board of Governors of the Federal Reserve System. Commerce has further been advised that the scope of the investigation will include but not be limited to transactions with its officers, directors and related parties, including transactions involving bank premises. Commerce is fully cooperating with the OCC and the Federal Reserve with respect to the investigation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.